                                                                    Exhibit 10.8

                                November 4, 1997

                      FIRST SUPPLEMENT TO LEASE AGREEMENT


Re: Lease Agreement (the "Lease Agreement") dated June 20, 1996 by and between, David B. Barrow, Jr., as transferred to and hereinafter referred to as 3410 Far West, Ltd. as Lessor, and Vignette Corporation, as Lessee, demising of 12,519 rentable square feet (10,886 usf) of space locally known as Suite 300 in ONE FAR WEST office building located at 3410 Far West Boulevard, Austin, Travis County, Texas 78731.

This First Supplement to Lease Agreement entered into by and between 3410 Far West, Ltd., hereinafter called "Lessor, and Vignette Corporation, hereinafter called "Lessee", shall amend and modify the Lease Agreement as follows:

1. Lease Term.  Effective July 1, 1999, Lessor and Lessee do hereby acknowledge
   ----------
   and agree that Lessee's lease term shall be extended for eighteen (18) months to December 31, 2000.

2. Lease Expansions.  Effective December 1, 1997, or upon the completion of the
   ----------------
   tenant improvements, whichever is later, and continuing through the remainder of the lease term (12/31/00), Lessee shall lease from Lessor additional space known as Suite 240 consisting of 3,083 rentable square feet (2,681 usf), and Suite 245 consisting of 3,517 rentable square feet (3,058 usf), and Suite 345 consisting of 1,378 rentable square feet (1,198 usf) for a total expansion of 7,978 rentable square feet, as shown on Exhibit A-1, Exhibit A-2, and Exhibit
                                           -----------  -----------      -------
   A-3, respectively.  Lessee shall have access to these three spaces commencing
   ---
   November 15, 1997.

3. Expansion Space Expense Stop.  Effective upon the commencement of the lease
   ----------------------------
   term for the expansions set forth in paragraph #2 above and continuing through the remainder of the lease term (12/31/00), Lessee shall pay to Lessor additional rents equivalent to Lessee's pro rata share of the building operating expenses in excess of the actual 1997 operating expense levels.

4. Tenant Finish Out.  Lessor shall provide Lessee with a finish out allowance
   -----------------
   for Suites 240 and 245 (6,600 rsf) of $3.15 per square foot ($20,790.00). In addition, Lessee shall finish out Suite 345 on a turnkey basis, based on a space plans which is mutually acceptable to Lessor and Lessee. Lessee shall have the right to use any unused portion of this allowance on any other space in the building at any time during the term of the lease. Lessee shall receive no finish out allowance for its primary space (Suite 300), other than electing to use a portion (or all) of the $20,790.00 allowance set forth in this paragraph.

5. Base Rent and Rent Schedule.  Effective upon commencement of the lease term
   ---------------------------
   for each of the expansions set forth in paragraph #2 above, Lessee shall pay to Lessor base rent in the amount of $19.00 per square foot per year for the entire term of each space. In addition, effective July 1, 1999 and continuing through the remainder of the lease term (12/31/00), Lessee shall pay to Lessor base rent for Lessee's primary space in the amount of $19.00 per square foot per year. Base rent for Suite 240 (3,083 rsf), Suite 245 (3,517 rsf) and Suite 345 (1,378 rsf) shall commence either December 1, 1998 or upon completion of the tenant improvements for those spaces, whichever is later. Lessee shall not unreasonably delay the completion of such improvements, and rent shall commence not later than thirty (30) days from the scheduled date unless delay is caused by Lessor.



          TIME PERIOD                  PREMISES                   PER MONTH                      PER SF/YR
          -----------                  --------                   ---------                      ---------
Dec. 1, 1997 to June 30, 1998    #300=12,519 rsf                  $18,256.88.......................$17.50
                                 #240=3,083 rsf                    $4,881.42.......................$19.00
                                 #245=3,517 rsf                    $5,568.58.......................$19.00
                                 #345=1,378 rsf                    $2,181.83.......................$19.00
                              -------------------------------
                                 Total Due Per Month:             $30,888.71


July 1, 1998 to June 30, 1999    #300=12,519 rsf                  $18,778.50.......................$18.00
                                 #240=3,083 rsf                    $4,881.42.......................$19.00
                                 #245=3,517 rsf                    $5,568.58.......................$19.00
                                 #345=1,378 rsf                    $2,181.83.......................$19.00
                              -------------------------------
                                 Total Due Per Month:             $31,410.33

July 1, 1999 to Dec. 31, 2000    #300=12,519 rsf                  $19,821.75.......................$19.00
                                 #240=3,083 rsf                    $4,881.42.......................$19.00
                                 #245=3,517 rsf                    $5,568.58.......................$19.00
                                 #345=1,378 rsf                    $2,181.83.......................$19.00
                              -------------------------------
                                 Total Due Per Month:             $32,453.58



5. Building Signage.  Lessee shall have the right to attach a lighted sign to
   ----------------
   the exterior of the building, subject to Lessor's approval of its location and design as set forth in the attached Exhibit B.
                                           ---------

6. Commissions.  Lessor shall be responsible for payment of a brokerage
   -----------
   commission to The Alexander Company, Inc. for its efforts in negotiating this First Supplement to Lease Agreement. Such commission shall be paid according to the following:

   Renewal:  Two percent (2%) of the gross rents scheduled for the original
   -------
   12,519 rentable square feet during the time period of July 1, 1999 to December 31, 2000. One percent (1%) shall be paid directly to The Alexander Company, Inc. and one percent (1%) shall be applied toward the cost of the exterior building sign set forth in paragraph 5 above, commission remaining, if any, shall be applied to Lessee's base rent.

   Expansions:  Four percent (4%) of the gross rents scheduled for the
   ----------
   expansions f the 3,083+1,378+3,517 rentable square feet during the time period of December 1, 1997 to December 31, 2000. Two percent (2%) shall be paid directly to The Alexander Company, Inc. and two percent (2%) shall be applied toward the cost of the exterior building sin set forth in paragraph 5 above, commission remaining, if any, shall be applied to Lessee's base rent.

7. Right of First Refusal.  Subject to the rights of any existing tenants'
   ----------------------
   rights of first refusal or other options at the time of the execution of this First Supplement, Lessee shall have an ongoing right of first refusal on all space that comes available in the building. Excepting Suite 255, Lessee shall have five (5) business days to exercise its rights of first refusal after receiving written notice from Lessor that a space will be available, and including a floorplan, square footage, and anticipated date of availability of the space. For Suite 255, Lessor shall give Lessee five (5) days notice from receipt of an offer to exercise its Right of First Refusal. Such space shall be leased at all the same terms and conditions as the primary lease, at a base rate of $19.00 per square foot per year, with an expense stop of $6.86 per square foot, and the term of which shall be coterminous with the existing lease term.

   For the first eighteen months of this First Supplement (through 05/31/99), the tenant finish allowance shall be $0.0833 per rentable square foot for each month remaining on the lease term, except Suite 255. Lessor shall turnkey finish out Suite 255 to an open area condition standard with lights, carpet, HVAC and electric during the first 24 months of this lease term (through 10/31/99), thereafter Lessee's rights to Suite 255 shall terminate. After the first eighteen months, but before the twenty-fourth month, Lessee shall have the following options:

   1) Extent the entire lease term to have twenty-four (24) months remaining on the lease term and increase the rate by $0.50 per square foot each year of the extended period. The tenant finish shall be $2.00 per rentable square foot.

   2) The right to take the new space "as is" at the existing base rate of $19.00 per square foot and for a lease term through December 31, 2000.

8. Previous First Supplement.  Lessor and Lessee do hereby acknowledge and agree
   -------------------------
   that upon the full execution of this First Supplement to Lease Agreement dated October 27, 1997 (the "10/27/97 First Supplement"), the previous First Supplement dated September 25, 1997 (the "09/25/97 First Supplement") shall be replaced in its entirety by the 10/27/97 First Supplement and neither party shall have any further obligation to the other under the terms and conditions set forth in the 09/25/97 First Supplement.

Except as provided to the contrary herein, all the provisions of the Lease Agreement shall be applied to the expansion space and all of the remaining terms, covenants, and provisions of the Lease Agreement shall remain in full force and effect and unmodified hereby. Each party hereby acknowledges that the other is not in default under the Lease Agreement in any respect. Each signatory hereto represents and warrants that he or she is unauthorized to execute this document and that upon said execution by both parties, this document will constitute the binding obligation of the party on behalf of whom such person has signed, without the necessity of joinder of any other person or entity.

EXECUTED on the dates set forth below our respective signatures.

LESSOR:                                       LESSEE:

3410 Far West, Ltd.                           Vignette Corporation

By:  /s/  Don Tait                            By:  /s/  Neil Webber
     -------------------------------------         ----------------------------
       Don Tait, CPM, RPA, Vice-President,         Neil Webber,
       Kucera Management, Inc.,                    Chief Technology/Officer
       Authorized Managing Agent for
       3410 Far West, Ltd.


Date:  11/19/97                               Date:
     -------------------------------------         ----------------------------